Exhibit 10

SEVENTH AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

This Seventh Amendment to Loan and Security Agreement is entered into as of August 16, 2011 (the “Amendment”), by and between COMERICA BANK (“Bank”) and ORASURE TECHNOLOGIES, INC. (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of September 10, 2002, as amended by a First Amendment to Loan and Security Agreement dated as of May 23, 2003, a Second Amendment to Loan and Security Agreement dated as of September 12, 2003, a Third Amendment to Loan and Security Agreement dated as of April 21, 2004, a Fourth Amendment to Loan and Security Agreement dated as of June 27, 2006, a Fifth Amendment to Loan and Security Agreement dated June 28, 2007, and a Sixth Amendment to Loan and Security Agreement dated as of June 24, 2011 (collectively, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment. In addition, Borrower has requested that Bank consent to the acquisition by Borrower of all of the capital stock of DNA Genotek, Inc., a Canadian corporation (“DNAG”) and Bank has agreed to so consent based on the terms and conditions contained herein.

NOW, THEREFORE, the parties agree as follows:

1. Subject to the terms and conditions of this Amendment and provided that Borrower complies with the terms and conditions of this Amendment and the Agreement, Bank consents to the acquisition by Borrower, directly or through one or more Affiliates created for purposes of such acquisition, of all of the capital stock of DNAG in accordance with the terms outlined in Borrower’s Current Report on Form 8-K dated July 25, 2011 and pursuant to that certain Support Agreement dated July 25, 2011 by and among Borrower, 7924569 Canada Inc., DNAG and certain other parties thereto (the “Support Agreement”) for a total purchase price of approximately $50,000,000 CAD in cash, subject to certain adjustments and subject to a ten percent (10%) indemnification holdback as more specifically set forth in the Support Agreement (the “Acquisition”). The foregoing consent is expressly limited as set forth in this Section 1 and shall not extend to any other action or obligation of Borrower under the Agreement. Bank does not waive or consent to any failure by Borrower to perform its Obligations under the Loan Documents, whether as a result of the Acquisition, the Subsidiary formation or otherwise. This waiver is not a continuing waiver with respect to any failure to perform any Obligation after consummation of the Acquisition.

2. The following defined term in Section 1.1 of the Agreement is amended to read as follows:

“Expansion Advance Maturity Date” means November 27, 2011.

3. Section 6.7(a) of the Agreement is hereby amended to read as follows:

(a) Quick Ratio. A ratio of Quick Assets to Current Liabilities of (i) at least 2.00 to 1.00 through the consummation of the Acquisition as defined in that certain Seventh Amendment to Loan and Security Agreement dated August 16, 2011 between Bank and Borrower , (ii) at least 1.25 to 1.00 from the closing of the Acquisition and at all times thereafter.

4. Section 6.7(b) of the Agreement is hereby amended to read as follows:

(b) Minimum Liquidity. A balance of cash, cash equivalents and short-term investments plus net accounts receivable under the Revolving Facility of not less than $25,000,000, which amount shall include at least $15,0000,000 in cash and cash equivalents held by Bank or its Affiliates.

5. Exhibit E attached to the Agreement is hereby replaced with Exhibit E attached hereto.

6. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.

7. Borrower represents and warrants that the representations and warranties contained in Section 5 of the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

8. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

9. As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a) this Amendment, duly executed by Borrower;

(b) all Bank Expenses incurred in connection with the preparation, negotiation and execution of this Amendment; and

(c) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

ORASURE TECHNOLOGIES, INC.

By:	/s/ Ronald H. Spair

Title:	COO/CFO

COMERICA BANK

By:	/s/ Kevin R. Johnson

Title:	VP

EXHIBIT E

COMPLIANCE CERTIFICATE

Please send all Required Reporting to:	Comerica Bank
Technology & Life Sciences Division
Loan Analysis Department
250 Lytton Avenue
3rd Floor, MC 4240
Palo Alto, CA 94301
Phone: (650) 462-6060
Fax: (650) 462-6061

FROM: ORASURE TECHNOLOGIES, INC.

The undersigned authorized officer of OraSure Technologies, Inc. hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in complete compliance for the period ending                     with all required covenants under the Agreement, except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof (except for representations and warranties referring to a prior date which shall be true and correct in all material respects only as of such prior date). Attached herewith are the required documents supporting the above certification. The Officer further certifies that these were prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under “Complies” column.

REPORTING COVENANTS	REQUIRED		COMPLIES

Monthly Financial Statements	Quarterly within 30 days		YES	NO
Compliance Certificate	Quarterly within 30 days		YES	NO
Annual (CPA Audited) Financial Statements	FYE within 90 days		YES	NO
10-Q	Quarterly within 5 days of SEC filing		YES	NO
10-K	Annually within 5 days of SEC filing		YES	NO
A/R Audit	Initial and Annual		YES	NO
Projection	FYE within 30 days		YES	NO

FINANCIAL COVENANTS	REQUIRED	ACTUAL	COMPLIES

Minimum Quick Ratio	**	:1.00	YES	NO
Minimum Tangible Net Worth	$ 41,500,000	$	YES	NO
Minimum Liquidity*	$ 25,000,000	$	YES	NO

*	Including $ of cash, cash equivalents and short-term investments ($15,000,000 minimum)
**	(i) at least 2.00 to 1.00 through the consummation of the Share Acquisition as defined in that certain Seventh Amendment and Waiver to Loan and Security Agreement dated August , 2011 between Bank and Borrower (“Share Acquisition Closing”), (ii) at least 1.25 to 1.00 from the Share Acquisition Closing and thereafter.

Please Enter Below Comments Regarding Covenant Violations:

On behalf of Borrower, the Officer further acknowledges that at any such time as Borrower is out of compliance with any of the terms set forth in the Loan Agreement, including, without limitation, any of the financial covenants, Borrower cannot receive any advances.

ORASURE TECHNOLOGIES, INC.
BANK USE ONLY
Rec'd by: Date: Reviewed by: Date:
Authorized Signer Name: Title:

Financial Compliance Status: YES / NO

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